EXHIBIT 3.5

SIXTH AMENDMENT
TO
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP
This Sixth Amendment (this “Amendment”) to the Partnership Agreement (as defined below) of Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Partnership”), is made and entered as of March 24, 2017 by Retail Opportunity Investments GP, LLC, a Delaware limited liability company, which is the sole general partner of the Partnership (the “General Partner”).
WHEREAS, an Amendment to the Certificate of Limited Partnership of the Partnership was filed in the office of the Secretary of State of the State of Delaware on January 5, 2010;
WHEREAS, the General Partner and the limited partners of the Partnership entered into an Agreement of Limited Partnership of the Partnership, dated as of January 5, 2010, pursuant to which the Partnership was formed;
WHEREAS, the General Partner and the limited partners of the Partnership entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 27, 2013, as amended on December 11, 2014, and as further amended on December 4, 2015, December 10, 2015, December 31, 2015 and March 10, 2016 (the “Partnership Agreement”);
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Partnership Agreement.
WHEREAS, pursuant to the terms and provisions of that certain Agreement for Sale and Purchase of Membership Interests dated February 3, 2017, by and among Retail Opportunity Investments Corp., a Maryland corporation (the “REIT”), the Partnership, and the Sellers (as defined therein) (the “Purchase Agreement”), the Partnership, or its assignee, intends to purchase the real property and improvements commonly known as Santa Rosa Southside Shopping Center, located at 2661 - 2735 Santa Rosa Avenue, Santa Rosa, California, (the “Property”) from the Sellers;
WHEREAS, in connection with the Purchase Agreement, the REIT and the Partnership entered into a Contribution Agreement, dated the date hereof, with the Sellers (as defined therein, the “Contributor”)), and the Partnership shall issue OP Units, to pay the Purchase Price (as defined in the Purchase Agreement) for the Property, to the Contributor in exchange for the Property in accordance with the terms of the Purchase Agreement;
WHEREAS, pursuant to Section 4.03(a) of the Partnership Agreement, the General Partner has the power, without the prior consent of the Limited Partners (as defined in the Partnership Agreement), to cause the Partnership to issue additional Partnership Interests, in the form of

Partnership Units (which includes OP Units), on such terms and conditions as shall be established by the General Partner in it sole and absolute discretion, in accordance with the Partnership Agreement; and
WHEREAS, pursuant to Sections 4.03(a) and 7.03(c) of the Partnership Agreement, the General Partner has the power, without the prior consent of the Limited Partners, to amend the Partnership Agreement to reflect any change in ownership of Partnership Interests, and the General Partner has determined that it is necessary and desirable to amend the Partnership Agreement, including any exhibits or schedules thereto, in order to reflect such changes.
NOW, THEREFORE, the General Partner desires to effect this Amendment to the Partnership Agreement as provided herein:

1.	Exhibit A. Exhibit A to the Partnership Agreement is hereby amended and restated in its entirety as set forth in Schedule A hereto.
2.	Partnership Agreement. Except as set forth herein, the Partnership Agreement shall remain in full force and effect.
3.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, this Sixth Amendment to the Partnership Agreement has been executed as of the date first written above.
GENERAL PARTNER:
RETAIL OPPORTUNITY INVESTMENTS GP, LLC,
a Delaware limited liability company

By:    Retail Opportunity Investments Corp.,
a Maryland corporation,
its sole member

By: /s/ Michael B. Haines
Name:    Michael B. Haines
Title:    Chief Financial Officer

[Signature Page to Sixth Amendment to Partnership Agreement]

SCHEDULE A
PARTNERS AND PARTNERSHIP UNITS
As of March 24, 2017

Name of Partner	Partnership Units (Amount)	Type	Address
General Partner:
Retail Opportunity Investments GP, LLC	1,209,495	OP Units	8905 Towne Centre Drive, Suite 108, San Diego, California 92122 Attention: Chief Financial Officer Facsimile No.: (858) 408-3810
Limited Partners:
Retail Opportunity Investments Corp.	108,053,946	OP Units	8905 Towne Centre Drive, Suite 108, San Diego, California 92122 Attention: Chief Financial Officer Facsimile No.: (858) 408-3810
Abby Sher	23,986	OP Units	15935 Alcima Ave. Pacific Palisades, CA 90272
Ari Blum	14,290	OP Units	68 Madrone Avenue Larkspur, CA 94939
Blum Family Trust	23,010	OP Units	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Blum Irrev. Trust, The Joseph	4,602	OP Units	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Circe Sher	14,919	OP Units	681 So. Fitch Mountain Road Healdsburg, CA 95448
Clahan Revocable Trust	46,840	OP Units	c/o Eugene Clahan 16 Meadow Avenue Kentfield, CA 94904
Justin W. Sher	53,967	OP Units	3182 Campus Drive, #252 San Mateo, CA 94403

Name of Partner	Partnership Units (Amount)	Type	Address
Lacey Sher	11,850	OP Units	10500 NE 8th St, Suite 1930 Bellevue, WA 98004
Morgan Blum	14,290	OP Units	3678 23rd Street San Francisco, CA 94110
Nigel Sher	10,889	OP Units	10500 NE 8th St, Suite 1930 Bellevue, WA 98004
Rachel Sher	8,295	OP Units	10500 NE 8th St, Suite 1930 Bellevue, WA 98004
Rawson, Blum & Co.	732	OP Units	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Rawson, Living Trust	79,562	OP Units	c/o David Rawson 2744 Green Street San Francisco, CA 94123
Rebecca Wellington	10,889	OP Units	2729 51st Avenue SW Seattle, WA 98116
SARM Enterprises	424,499	OP Units	10500 NE 8th St, Suite 1930 Bellevue, WA 98004
Sher GP, Inc.	4,196	OP Units	c/o Ronald Sher 10500 NE 8th St., Suite 1930 Bellevue, WA 98004
Merritt & Pamela Sher Living Trust	243,174	OP Units	c/o Sher Partners 10500 NE 8th St., Suite 1930 Bellevue, WA 98004
Sher, Ronald	143,160	OP Units	10500 NE 8th St., Suite 1930 Bellevue, WA 98004
TCA Holdings LLC	1,381,813	OP Units	10500 NE 8th St., Suite 1930 Bellevue, WA 98004
Terranomics	2,209	OP Units	c/o Sher Partners 10500 NE 8th St., Suite 1930 Bellevue, WA 98004
Thomas Bomar	24,236	OP Units	71 Reed Ranch Road Tiburon, CA 94920
W&P Steuart Trust dated 9/13/11	17,172	OP Units	27482 Willowbank Road Davis, CA 95618
Frank K. Boscow and Sue C. Boscow Revocable Trust U/A dated December 12, 1996	113,657	OP Units	287 Cross Road Alamo, CA 94507

Name of Partner	Partnership Units (Amount)	Type	Address
2015 JSG Separate Property Trust dated as of November 24, 2015	20,254	OP Units	287 Cross Road Alamo, CA 94507
Thomas Boscow	20,254	OP Units	3411 Gold Nugget Way Placerville, CA 95667
Deborah DeDomenico	32,210	OP Units	13424 Chalk Hill Road Healdsburg, CA 95448
Dennis T. DeDomenico	32,210	OP Units	650 Alvarado Road Berkeley, CA 94705
Claudia DeDomenico	32,210	OP Units	82 Beach St. Belvedere, CA 94920
Lois M. DeDomenico QTIP Trust dated April 28, 1988	32,210	OP Units	2 Requa Place Piedmont, CA 94611
Donna Holpainen	32,210	OP Units	4727 W. Roberts Way Seattle, WA 98199
CDD&D Management, LLC	1,627	OP Units	650 Alvarado Road Berkeley, CA 94705
Cesped 1992 Family Trust dated February 26, 1992	65,065	OP Units	970 Wedge Court Incline Village, NV 89451
David E. Cesped	16,271	OP Units	13148 Freemanville Rd Milton, GA 30004
Vidano 2005 Family Trust	16,271	OP Units	784 Cordilleras Ave San Carlos, CA 94070
Holpainen Holdings, LLC	32,533	OP Units	4727 W. Roberts Way Seattle, WA 98199
Sean Rhatigan & Ellen Rhatigan	16,267	OP Units	1347 Court St. Alameda, CA 94501
Engstrom Family Trust dated May 21, 2004	32,556	OP Units	837 Jefferson Blvd. West Sacramento, CA 95691
Jim and Marsha Engstrom Family Revocable Trust Established May 1,2006	40,685	OP Units	837 Jefferson Blvd. West Sacramento, CA 95691
Eric A. Engstrom and Sheila Engstrom	40,685	OP Units	837 Jefferson Blvd. West Sacramento, CA 95691
Matthew K. Engstrom and Jennifer Engstrom	8,141	OP Units	837 Jefferson Blvd. West Sacramento, CA 95691
Richard A. Bruzzone	118,787	OP Units	892 Broadmoor Court Lafayette, CA 94549

Name of Partner	Partnership Units (Amount)	Type	Address
Jay Sternoff	305,911	OP Units	22440 NE Union Hill Road Redmond, WA 98053
Nancy Sternoff	117,658 188,253 (SC Limited Participation)	OP Units	1 Grand Army Plaza #11a Brooklyn, NY 11238
Richard Sternoff	289,017	OP Units	5320 Lansdowne Lane Mercer Island, WA 98040
Plaza International	4,393,064	OP Units	21777 Ventura Boulevard Woodland Hills, CA 91364
Hollman Property Company	2,434,833	OP Units	Hollman Property Company 315 Meigs Road, Suite 654 Santa Barbara, California 93109
Derek L. Harrison	200,000	OP Units	33855 Van Duyn Road Eugene, Oregon 97408
Lori Harrison Smith	494,636	OP Units	33855 Van Duyn Road Eugene, Oregon 97408
TOTALS	120,949,496	OP Units